EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2008, relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting, of Integrated Device Technology, Inc., which appears in Integrated Device Technology, Inc.’s Annual Report on Form 10-K for the year ended March 30, 2008.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 27, 2008